Exhibit 99.1

BOSTON PRIVATE FINANCIAL HOLDINGS ANNOUNCES MANAGEMENT

CHANGES AT FIRST PRIVATE BANK & TRUST

James D. Dawson, President and COO of Boston Private Bank & Trust

Named Interim CEO of First Private

BOSTON – (February 26, 2008) – Boston Private Financial Holdings, Inc. (NASDAQ: BPFH), today announced that the Board of Directors of its Los Angeles-based affiliate, First Private Bank & Trust, has approved a series of management changes. The First Private board elected James D. Dawson, the newly-named CEO of Boston Private’s private banking business segment and current President and Chief Operating Officer of Boston Private Bank & Trust Company, as First Private’s interim Chief Executive Officer and as a member of the board of directors. In addition, Mary Fischer, COO of First Private, was elected to the board of directors. The board also named Bruce K. Farrell, EVP and Chief Credit Officer of Boston Private’s San Francisco-based private banking affiliate, Borel Private Bank & Trust Company, as interim Chief Credit Officer for First Private. Both Mr. Dawson and Mr. Farrell will retain their respective current positions.

The First Private board also announced the retirement of Richard C. Taylor, President and CEO of First Private effective March 31, 2008, and accepted the resignations of E. Wayne Lewis, EVP, Chief Credit Officer; and Robert Franks, SVP, Construction Loan/Credit Originator. First Private will immediately commence a formal search to permanently fill these positions.

“Although current macroeconomic conditions have created a challenging and choppy economic environment in First Private’s home market of Southern California, we remain confident that this market has attractive characteristics and long-term growth prospects,” said Timothy L. Vaill, Chairman and Chief Executive Officer of Boston Private. “With their decades of private banking experience, Jim Dawson and Bruce Farrell are veteran executives who will bring outstanding leadership, vision and hands on knowledge of the lending environment to First Private during this transition period. Mary Fischer has extensive experience with both this bank and the industry and will play a key leadership role with this new management team.”

“I welcome the opportunity to work with the strong and experienced team at First Private,” said Mr. Dawson. “We will continue to focus on delivering a highly personal and responsive wealth management experience with the excellence that First Private customers have come to expect. I look forward to putting a plan in place that will help the bank manage the challenges in the current marketplace and create a solid foundation for future growth. First Private and Boston Private Financial Holdings are fundamentally sound and historically profitable companies that are being buffeted by the headwinds associated with the banking and lending industries. Boston Private believes that the Southern California market has profitable prospects for the long term and is determined to support First Private’s efforts to grow the business there.”

James Dawson was recently named CEO of Boston Private’s private banking business segment in January, 2008. As private banking CEO, Mr. Dawson is responsible for overseeing activities at Boston Private’s private banking affiliates in Boston, San Francisco, South Florida, Southern California and the Seattle area. Mr. Dawson has served as President and Chief Operating Officer

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and a member of the Board of Directors of Boston Private Bank & Trust Company. Mr. Dawson joined Boston Private Bank in July, 1996. Prior to joining Boston Private Bank, Mr. Dawson was the Senior Lending Officer and a member of the Senior Management Committee of Andover Bank, a $1+ billion community bank.

Bruce Farrell joined Borel Private Bank & Trust Company in 1985. He is an Executive Vice President and member of the executive team of the Bank. As Senior Loan Officer and Chief Credit Officer, he is responsible for administration of the Bank’s Loan Department. Prior to joining Borel Private Bank & Trust Company, Mr. Farrell worked for Crocker National Bank, serving 13 years in various capacities in the San Mateo area, including the San Carlos, Burlingame and San Mateo Main Offices.

Boston Private Wealth Management Group

Boston Private is a financial services company that owns independently operated affiliates located in key geographic regions of the U.S. These affiliates offer private banking, wealth advisory and investment management services to the high net worth marketplace, selected businesses and institutions. The Company’s strategy is to enter demographically attractive markets primarily through selected acquisitions, and then expand its wealth management business by way of organic growth, and provide ongoing assistance to its affiliates with strategic matters, marketing, compliance and operations. For more information about Boston Private, visit the Company’s web site at www.bostonprivate.com

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CONTACT:

Investors:

Erica E. Smith

Vice President, Investor Relations

Boston Private Financial Holdings, Inc.

(617) 912-3766

esmith@bostonprivate.com

Media:

Catharine Sheehan

Senior Vice President, Corporate Communications

Boston Private Financial Holdings, Inc.

(617) 912-3767

csheehan@bostonprivate.com

John Hartz

Sloane & Company

212-446-1872

jhartz@sloanepr.com

Statements in this press release that are not historical facts are forward-looking statements as defined by United States securities laws. Forward-looking statements involve risks and uncertainties. These statements include, but are not limited to, prospects for long term financial performance, the impact on the Company’s results of market conditions and prevailing and future interest rates, prospects for growth in balance sheet assets and assets under management and advisory, and prospects for overall results over the long term. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond Boston Private’s control and could cause actual results to differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those set forth in the forward-looking statements include, among others, adverse conditions in the capital markets and the impact of such conditions on Boston Private’s private banking and investment advisory activities; interest rate compression which may adversely impact net interest income; competitive pressures from other financial institutions which, together with other factors, may affect the Company’s growth and financial performance; the effects of national and local economic conditions; changes in asset quality and loan default rates, adequacy of loan loss reserves, and the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; as well as the other risks and uncertainties detailed in Boston Private’s Annual Report on Form 10-K and other filings submitted to the Securities and Exchange Commission. Boston Private does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.